                                January 18, 2007

Board of Trustees
Voyageur Tax Free Funds
2005 Market Street
Philadelphia, PA  19103

     Subject:  Pre-Effective  Amendment No. 2 to Registration  Statement on Form
               N-14 Registration No. 333-137048

Ladies and Gentlemen:

     We have acted as counsel to Voyageur Tax Free Funds,  a Delaware  statutory trust (the "Trust"), in connection with the preparation and filing with the U.S.
Securities and Exchange Commission (the "Commission") of Pre-Effective Amendment
No. 2 (the "Amendment") to the Trust's Registration  Statement on Form N-14 (the
"Registration  Statement")  under the  Securities  Act of 1933, as amended.  The purpose of the Amendment is to register  shares to be issued in connection  with the  acquisition  of  substantially  all  of the  assets  of  Delaware  Tax-Free
Minnesota  Insured Fund, a series of Voyageur  Insured Funds, by and in exchange for Class A, Class B and Class C shares  (the  "Shares")  of  Delaware  Tax-Free
Minnesota   Fund  (the   "Acquiring   Fund"),   a  series  of  the  Trust   (the
"Transaction").

     We have reviewed the Trust's  Agreement and  Declaration of Trust,  By-laws and resolutions  adopted by the Trust's Board of Trustees in connection with the
Transaction,  as well as such other legal and factual  matters as we have deemed appropriate.

     This  opinion  is  based  exclusively  on the  provisions  of the  Delaware
Statutory Trust Act governing the issuance of the shares of the Trust,  and does not  extend to the  securities  or "blue sky" laws of the State of  Delaware  or other States.

     We have assumed the following for purposes of this opinion:

     1. The Shares of the Acquiring  Fund will be issued in accordance  with the
Trust's  Agreement and  Declaration  of Trust,  By-laws and  resolutions  of the
Trust's Board of Trustees  relating to the creation,  authorization and issuance of shares.

     2. The Shares will be issued against  payment  therefor as described in the
Proxy  Statement/Prospectus  and  Statement of Additional  Information  relating thereto included in the Registration Statement,  and that such payment will have been at least equal to the net asset value.

     On the basis of the foregoing, it is our opinion that, when issued and paid for upon the terms  provided  in the  Registration  Statement,  the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.

     We hereby  consent to the filing of this opinion with the  Commission as an exhibit to the Amendment.

                                             Very truly yours,

                                             STRADLEY RONON STEVENS & YOUNG, LLP

                                             BY: /s/Kristin H. Ives
                                                 Kristin H. Ives, a Partner